Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statements Nos. 33-28473 on Form S-8, 333-06958 on Form S-8, 333-11178 on Form S-8, 33-51798 on Form F-2, 33-96994 on Form F-3, and 333-06960 on Form F-3 of our report dated April 28, 2006, relating to the consolidated financial statements of Stolt-Nielsen S.A. (a Luxembourg company) and subsidiaries (the “Company”) (which audit report expresses an unqualified opinion and includes an explanatory paragraph concerning a change in method of accounting for variable interest entities effective December 1, 2003) appearing in this Annual Report on Form 20-F of Stolt-Nielsen S.A. for the year ended November 30, 2005.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Stolt-Nielsen S.A., listed in Item 18B.  This financial statement schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion based on our audits.  In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
May 30, 2006